Exhibit 10.16
Amendment No. 1 To Revolving Credit Agreement
     This Amendment No. 1 To Revolving Credit Agreement (this “Amendment”) is made as of June 9, 2005, by and among AMB Amagasaki TMK, a Japanese tokutei mokuteki kaisha, AMB Narita 1-1 TMK, a Japanese tokutei mokuteki kaisha, AMB Narita 2 TMK, a Japanese tokutei mokuteki kaisha, AMB Japan Finance Y.K., a Japanese yugen kaisha (collectively, the “Borrowers”), AMB Property, L.P., a Delaware limited partnership (“AMB LP”), AMB Property Corporation, a Maryland corporation (“AMB Corporation”, and together with AMB LP, the “Guarantors”), the Banks listed on the signature pages hereof, Sumitomo Mitsui Banking Corporation, as Administrative Agent, Sole Lead Arranger and Bookmanager, Mizuho Corporate Bank, Ltd., as Syndication Agent, Shinsei Bank, and UFJ Bank, as Documentation Agents, International Commercial Bank of China, and Bank of China Limited, as Senior Managing Agents, and The Bank of Nova Scotia, and Oversea-Chinese Banking Corporation, as Managing Agents.
Witnesseth:
     Whereas, the Borrowers, the Guarantors and the Banks have entered into that certain Revolving Credit Agreement, dated as of June 29, 2004 (the “Credit Agreement”); and
     Whereas, the parties desire to modify the Credit Agreement upon the terms and conditions set forth herein.
     Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     2. FMV Cap Rate. The definition of “FMV Cap Rate” is hereby deleted and the following substituted therefor: ‘“FMV Cap Rate’ means eight percent (8%).”
     3. Non-Recourse Indebtedness. The definition of “Non-Recourse Indebtedness” is hereby deleted and the following substituted therefor:
“Non-Recourse Indebtedness” means Indebtedness with respect to which recourse for payment is limited to (i) specific Property or Properties encumbered by a Lien securing such Indebtedness and/or another Person so long as there is no recourse to AMB LP or AMB Corporation, or (ii) any Consolidated Subsidiary or Investment Affiliate (provided that if an entity is a partnership, there is no recourse to AMB LP or AMB Corporation as a general partner of such partnership); provided, however, that personal recourse of AMB LP or AMB Corporation for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in. non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness. For purposes of the foregoing and for the avoidance of doubt, (a) if the Indebtedness is partially guaranteed by AMB LP or AMB Corporation, then the portion of such Indebtedness that is not so guaranteed shall still be Non-Recourse Indebtedness if it otherwise satisfies the requirements in this definition, and (b) if the liability of AMB LP or AMB Corporation under any such guaranty is itself limited to specific Property or Properties, then such Indebtedness shall still be Non-Recourse Indebtedness if such Indebtedness otherwise satisfies the requirements of this definition.
     4. Foreign Property Limit. The reference in Section 5.8(i) to “twenty percent (20%)” is hereby deleted and “thirty-five percent (35%)” substituted therefor.
     5. Development Activities. The reference in Section 5.8(k) to “fifteen percent (15%)” is hereby deleted and “twenty percent (20%)” substituted therefor.
     6. Amendments and Waivers. Section 9.5(b) is hereby deleted and the following substituted therefor:
Notwithstanding the foregoing, in the event that the Guarantors or the Existing Credit Agreement Agent propose to modify, waive or restate, or request a consent or approval with respect to, the financial covenants, reporting requirements or non-monetary Events of Default (and related definitions) of the Existing Credit Agreement in writing (which may include a written waiver of an existing actual or potential Default or Event of Default that is intended to be eliminated by such modification, restatement or waiver) (individually, a “Covenant Modification”), simultaneously with the written submission of such proposal or request to the Existing Credit Agreement bank group (such proposal or request being the “Existing Credit Agreement Proposal”). Borrower and the Guarantors shall deliver a duplicative proposal or request for a Covenant Modification with respect to the Facility to the Administrative Agent and the Banks. Borrower shall pay the same percentage fees (if any) to the Administrative Agent and the Banks as the Guarantors shall pay to the Existing Credit Agreement Agent (or agents) and the lenders under the Existing Credit Agreement in connection with such modification, restatement, waiver, consent or approval. The decision whether to accept such Covenant Modification shall require the consent of the Required Banks hereunder unless such Covenant Modification is of the nature that would require the consent of all of the Banks; it being understood that even if the applicable Banks shall fail to consent to

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the Covenant Modification, the provisions of the Existing Credit Agreement, as so modified, restated or waived, or the granting of any consent or approval thereunder, in writing by the “Required Banks” (as defined in the Existing Credit Agreement) thereunder (or if applicable, all of the lenders thereunder) shall control. Notwithstanding the foregoing, in no event shall Administrative Agent and the Banks be required to accept any Covenant Modification that modifies, amends or waives the Administrative Agent’s rights under this Agreement with respect to the Banks as the “agent” under the Facility or subjects the Administrative Agent, as the “agent” under the Facility to any additional obligations to the Banks pursuant to this Agreement.
     7. Effective Date. This Amendment shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by the Borrowers and the Required Banks (the date of such receipt being deemed the “Effective Date”).
     8. Representations and Warranties. Each Borrower hereby represents and warrants that as of the Effective Date, all the representations and warranties set forth in the Credit Agreement, as amended hereby (other than representations and warranties which expressly speak as of a different date), are true and complete in all material respects.
     9. Entire Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.
     10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
     11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.
     12. Headings, Etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.
     13. No Further Modifications. Except as modified herein, all of the terms and conditions of the Credit Agreement, as modified hereby shall remain in full force and effect and, as modified hereby, each Borrower confirms and ratifies all of the terms, covenants and conditions of the Credit Agreement in all respects.

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     In Witness Whereof, this Agreement has been duly executed as of the date first above written.

Borrowers:	AMB Amagasaki TMK, a Japanese tokutei mokuteki kaisha Sanno Park Tower 11-1, Nagatacho 2-chome Chiyoda-ku, Tokyo Frederick Elliot Wyler Director

AMB Narita 1-1 TMK, a Japanese tokutei mokuteki kaisha Sanno Park Tower 11-1, Nagatacho 2-chome Chiyoda-ku, Tokyo Frederick Elliot Wyler Director

AMB Narita 2 TMK, a Japanese tokutei mokuteki kaisha Sanno Park Tower 11-1, Nagatacho 2-chome Chiyoda-ku, Tokyo Frederick Elliot Wyler Director

AMB Japan Finance Y.K., a Japanese yugen kaisha Sanno Park Tower 11-1, Nagatacho 2-chome Chiyoda-ku, Tokyo Wyler Frederick Elliot Director

For purposes of agreeing to be
bound by the provisions of
this Amendment:
AMB Property, L.P.,
a Delaware limited partnership

By:	AMB Property Corporation, a Maryland corporation, its sole general partner

By:	/s/ Gayle Starr
Gayle Starr Senior Vice President
AMB Property Corporation,
a Maryland corporation

By:	/s/ Gayle Starr
Gayle Starr Senior Vice President

Sumitomo Mitsui Banking Corporation, as Administrative Agent, Sole Lead Arranger and Bookmanager and as a Bank

By:	/s/ Takahiko Kato
Name: Title:	Takahiko Kato General Manager Global Client Business Department

Mizuho Corporate Bank, Ltd., as Syndication Agent and as a Bank

By:	/s/ Yuichi Hirashima
Name: Title:	Yuichi Hirashima Deputy General Manager

Shinsei Bank, Limited, as a Bank

By:	/s/ Akihiro Sakabe
Name: Title:	Akihiro Sakabe General Manager(Unit), Strategic Business Unit IV

UFJ Bank, as Documentation Agent and as a Bank

By:	/s/ Jesse McDonald
Name: Title:	Jesse McDonald Vice President

The International Commercial Bank of China, as Senior Managing Agent and as a Bank

By:	/s/ Nae-Yes Lung
Name: Title:	Nae-Yes Lung EVP & General Manager

Bank Of China Limited, as Senior Managing Agent and as a Bank

By:	/s/ Li Yu Hua
Name: Title:	Li Yu Hua General Manager of Tokyo Branch

The Bank Of Nova Scotia, as Managing Agent and as a Bank

By:	/s/ Yong Kwei Hung
Name: Title:	Yong Kwei Hung Vice President & Country Head

Oversea-Chinese Banking Corporation, as Managing Agent and as a Bank

By:	/s/ Ong Sing Yik
Name: Title:	ONG, SING YIK GENERAL MANAGER

The Norinchukin Bank, New York Branch, as a Bank

By:	/s/ Masanori Shoji
Name: Title:	Masanori Shoji Joint General Manager

The Sumitomo Trust & Banking Co., Ltd.,
New York Branch,
as a Bank

By:	/s/ Tetsuya Ishikawa
Name: Title:	Tetsuya Ishikawa Vice President and Manager

Saitama Resona Bank, Ltd., as a Bank

By:	/s/ Hideki Hirano	(SEAL)
Name: Title:	Hideki Hirano General Manager

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